Exhibit 10.1

As amended and restated effective April 1, 2019

WEBSTER FINANCIAL CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Webster Financial Corporation Employee Stock Purchase Plan, as amended and restated effective April 1, 2019.

1.    PURPOSE.

The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    DEFINITIONS.

(a)    ”Board” or “Board of Directors” shall mean the Board of Directors of the Company, or any duly appointed designee acting on behalf of the Board of Directors of the Company.

(b)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)    “Common Stock” shall mean the Common Stock, par value $.01 per share, of the Company.

(d)    “Company” shall mean Webster Financial Corporation, a Delaware corporation.

(e)    “Compensation” shall mean all regular straight time gross earnings and commissions. Compensation shall not include payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, income relating to the purchase of shares of Webster Financial Corporation common stock under the Webster Financial Corporation Executive Stock Purchase Plan, and other compensation.

(f)    “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(g)    “Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

(h)    “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i)    “Employee” shall mean any person, including an Officer, who is employed by the Company or a Designated Subsidiary, and who is customarily employed for more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries. Individuals classified by the Company or a Designated Subsidiary as a “seasonal”, “temporary”, or “intern” employee, or any other classification of employee whose customary employment is for not more than five (5) months in any calendar year, shall not be considered an Employee for purposes of the Plan.

(j)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k)    “Exercise Date” shall mean the last business day of each Offering Period of the Plan.

(l)    “Offering Date” shall mean the first business day of each Offering Period of the Plan.

(m)    “Offering Period” shall mean a period of three (3) months commencing on January 1, April 1, July 1 and October 1 of each year except as otherwise indicated by the Company.

(n)    “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(o)    “Plan” shall mean the Webster Financial Corporation Employee Stock Purchase Plan.

(p)    “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.    ELIGIBILITY.

(a)    An Employee shall become eligible to participate in the Plan effective as of the first Offering Date following his or her employment. An Employee must be an Employee prior to the Offering Date of a given Offering Period in order to be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code. Therefore, an Employee who is hired, or rehired, during an ongoing Offering Period will not be eligible to participate in the Plan until the following Offering Date, subsequent to his or her date of hire, or date of rehire.

(b)    Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan: (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such an Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary; or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.    OFFERING PERIODS.

The Plan shall be implemented by a series of Offering Periods of three (3) months duration, with new Offering Periods commencing on or about January 1, April 1, July 1 and October 1 of each year (or at such other time or times as may be determined by the Board of Directors). The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

5.    PARTICIPATION.

(a)    An eligible Employee may become a participant in the Plan by completing and submitting the online enrollment form on the Plan recordkeeper’s website (or by completing and submitting such other enrollment form in such manner as the Company shall require). The online enrollment form must be completed and submitted prior to the applicable Offering Date, unless a later time for completing and submitting the enrollment form is set by the Board for all eligible Employees with respect to a given Offering Period. The online enrollment form shall set forth the whole number percentage of the participant’s Compensation (which shall be not less than one percent (1%) and not more than ten percent (10%) or such other percentage as may be specified by the Board of Directors and announced at least fifteen (15) days before the first Offering Period to be affected) to be paid as Contributions pursuant to the Plan.

(b)    Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid prior to the Exercise Date of the Offering Period to which the online enrollment form is applicable (unless sooner terminated by the participant as provided in Section 10).

(c)    By enrolling in the Plan, each participant will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm or other financial institution, if approved by the committee in its discretion

6.    METHOD OF PAYMENT OF CONTRIBUTIONS.

(a)    The participants shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than ten percent (10%) (in whole number increments) of such participant’s Compensation on each such payday. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(b)    At any time, a participant may increase or decrease the rate of his or her Contributions, by completing and submitting a new online enrollment form with the Plan’s record keeper. However, such change in the rate of a participant’s Contributions will not become effective until the Offering Date of the Offering Period immediately following the Offering Period in which the change in rate of Contributions is received by the Plan’s record keeper. Notwithstanding anything herein to the contrary, at any time during an Offering Period, a participant may change the rate of his or her Contributions during that Offering Period to zero percent (0%), by completing and submitting appropriate online documentation with the Plan’s record keeper. If a participant shall change his or her rate of Contributions to zero percent (0%), the change in rate will be effective as soon as administratively practicable. After a participant’s rate of Contributions is changed to zero percent (0%), any subsequent increase in a participant’s rate of Contributions will be subject to this subsection (b).

7.    GRANT OF OPTION.

(a)    On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date a number of shares of the Common Stock determined by dividing such Employee’s Contribution accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the “Applicable Percentage” (as defined in subsection (c)) of the fair market value of a share of the Common Stock on the Exercise Date; provided, however, that the maximum number of shares an Employee may purchase during each Offering Period shall be 1,000 shares (or such other number of shares as the Board of Directors of the Company shall determine, if such change is announced at least fifteen (15) days before the scheduled beginning of the first Offering Period to be affected); and provided further, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12. The fair market value of a share of the Common Stock shall be determined as provided in Section 7(b).

(b)    The option price per share of the shares offered in a given Offering Period shall be the “Applicable Percentage” (as defined in subsection (c)) of the fair market value of a share of the Common Stock on the Exercise Date. The fair market value of the Common Stock on a given date shall be determined by the Board in its discretion based on the closing price of the Common Stock on the Exercise Date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date on which there was a closing price), as reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on the Exercise Date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date on which there was a closing price), as reported in the Wall Street Journal.

(c)    For purposes of this Section 7, the “Applicable Percentage” shall be not less than eighty-five percent (85%) and not more than one hundred percent (100%), and shall be established by the Board of Directors at least fifteen (15) days before the scheduled beginning of the first Offering Period to which the Applicable Percentage shall apply.

8.    EXERCISE OF OPTION.

Unless a participant’s Continuous Status as an Employee has terminated prior to the Exercise Date as provided in Section 10(a), his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of shares subject to the option will be purchased, as of the Exercise Date, at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.    DELIVERY.

Fidelity Investments, as agent (the “Agent”) will hold in custody all shares of Common Stock purchased pursuant to the Plan until the later of: (a) the expiration of twelve (12) months following the Offering Date on which such shares of Common Stock were purchased (or such other period as may be specified by the Board of Directors and announced at least fifteen (15) days before the scheduled beginning of the first Offering Period to be affected) (the “Custody Period”); or (b) the receipt of appropriate online instructions from the Employee who purchased such shares to have such shares distributed, as described below. The Agent may hold such shares in stock certificates in nominee names, and may commingle shares held in its custody in a single account or stock certificate, without identification as to individual employees. A participating Employee may, at any time after the expiration of the Custody Period, by online notice, instruct the Agent to have all or part of such shares reissued in the Employee’s own name and have the stock certificate delivered to the Employee or his or her agent, including, but not limited to, direct deposit into a book entry account or brokerage account. During the Custody Period, the Employee will not be entitled to sell or otherwise transfer the shares. Any dividends paid on shares held by the Agent for a participating Employee’s account will be transmitted to the Employee. This Section 9 of the Plan applies to participants who have a Continuous Status as an Employee, as well as to participants who, subsequent to an Offering Period in which they exercised an option to purchase shares of Common Stock, have terminated employment with the Company.
If the participant’s account does not have enough cash to purchase at least one share on the Exercise Date, then such cash amount will remain in the participant’s account and be carried forward for use in subsequent purchases.

10.    TERMINATION OF EMPLOYMENT.

(a)    Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

(b)    Aside from the death of a participant, termination of a participant’s Continuous Status during an Offering Period pursuant to (a) above will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11.    ACCOUNT.

The Contributions of a participant in the Plan shall be credited to an account. The account shall constitute part of the general assets of the Company until such Contributions are used to purchase shares upon the exercise of an option hereunder and any interest earned by the amounts credited to the account will be the property of the Company and will not be credited to the Employee. The Company will use any interest earned on such Contributions to offset costs related to the Plan.

12.    STOCK.

(a)    The maximum number of shares of the Common Stock which shall be made available for sale under the Plan shall be 800,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

(b)    The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c)    Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the “Street Name” of a Company-approved broker.

(d)    Shares to be delivered to a participant under the Plan will consist of shares of Common Stock purchased by the Company in the open market specifically for issuance under the Plan.

13.    ADMINISTRATION.

The Board, or a committee, named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

14.    DESIGNATION OF BENEFICIARY.

(a)    A participant may file an online designation of a beneficiary who is to receive shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file an online designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)    Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by appropriate notice filed online with the Plan’s record keeper. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.    TRANSFERABILITY.

Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

16.    USE OF FUNDS.

All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17.    REPORTS.

Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amount of Contributions, the per share exercise price, the number of shares purchased, and the remaining cash balance, if any.

18.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS.

(a)    Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)    Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she terminates Continuous Status as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

19.    AMENDMENT OR TERMINATION.

(a)    The Board of Directors of the Company, may at any time terminate or amend the Plan. Except as provided in Section 18, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

(b)    Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures which the Board (or its committee) determines in its sole discretion to be advisable and which are consistent with the Plan.

(c) In the event of a termination of the Purchase Plan, the last day of an offering that is in progress will be deemed to be the last trading day before the termination and the outstanding options of participating employees will be deemed to be automatically exercised that day.

20.    NOTICES.

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.    CONDITIONS UPON ISSUANCE OF SHARES.

(a)    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

(c)    Each participant agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two (2) years after the date of grant of the Option pursuant to which such shares were purchased.

22.    TERM OF PLAN; EFFECTIVE DATE.

The Plan shall become effective as of April 1, 2019 upon its adoption by the Board of Directors of the Company on or prior to that date provided that within one (1) year of the adoption of the Plan by the Board of Directors of the Company, the Plan is approved by the affirmative vote of holders of the majority of the shares present in person or represented by proxy and entitled to vote at a meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock was, either in person or by proxy, present and voting on the Plan. The Plan shall continue in effect until June 30, 2029, unless sooner terminated under Section 19.

23.    ADDITIONAL RESTRICTIONS OF RULE 16b-3.

The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Dated th 26 day of April, 2019

WEBSTER FINANCIAL CORPORATION
Witness:
/s/ Carole L. Hynes
	By:	/s/ John R. Ciulla
	Name:	John R. Ciulla
	Title:	President and Chief Executive Officer